



Investment Profile August 2008

Hong Kong Highpower Technology, Inc.
Amex: HPJ

Shenzhen, China www.haopengbattery.com

Hong Kong Highpower Technology is a profitable growth company that develops, manufactures and markets nickel-metal hydride (Ni-MH) rechargeable batteries and related products for both consumer and industrial applications. The Company's products are distributed worldwide for use in various electronic products and emergency power supplies such as digital and communication products, power tools, toys, notebook computers, cellular telephones, GPS navigation systems, military products, electronic bikes and medical devices.

In 2006, the global rechargeable battery market exceeded $7.0 billion[1]. Through its significant production capacity and established distribution networks, Hong Kong Highpower Technology has become a worldwide leader in the Ni-MH rechargeable battery market capturing an estimated 10% share of the global rechargeable battery market. The Company's large scale quality manufacturing provides cost-effective production and consistent, high quality products for its customers, which include leading original equipment manufacturers (OEMs) such as Energizer and UniRoss Batteries.

To complement its existing strengths in the Ni-MH battery market and add an incremental revenue stream, Hong Kong Highpower Technology has developed a line of lithium-ion (Li-ion) batteries. Li-ion batteries are the preferred choice for cell phones and notebook computers. Industry experts predict the Li-ion market will nearly double to $6.0 billion by 2012[1].

The Company is executing on a multi-faceted growth strategy to expand its overseas distribution channels and grow its existing and new product offering to drive revenue. Currently the Company is building out a larger manufacturing facility in Huizhou, Guangdong Province, PRC, to increase its production capacity and improve margins with a target of increasing its global rechargeable battery market share to 15% in 2008 and to 30% by 2012.

The Company's manufacturing and product development facilities are located in Shenzhen, Guangdong Province, PRC, which facilitates low labor costs and easy access to land and raw materials, as well as additional cost and cycle time advantages garnered by proximity to electronics supply chains and end-markets.

Since inception in 2001 through 2007 the Company's sales have achieved a compound annual growth rate of 112% to $73.3 million. For 2007 the Company reported a profit of $1.7 million[2].

(1) Source: AVICENNE Compilation research report, June 2007.
(2) Net income includes a $0.6 million one-time charge to earnings related to the Company's reverse merger in November 2007.
(3) 2008 P/E is based on management's 2008 net income guidance of $3.6 million.



深圳市豪鹏科技有限公司
SHENZHEN HIGHPOWER TECHNOLOGY CO.,LTD.

WHY INVEST IN HONG KONG HIGHPOWER?

- Large and growing industry
- Optimal market position and timing
- Competitive leadership in battery product quality, consistency and reliability
- Substantial worldwide market share in Ni-MH battery market; positioned for growth in global Li-ion battery market
- Enabler of green power technologies
- Aggressive expansion strategy
- Strong financials and capital resources
- Seasoned, well-rounded leadership

STOCK DATA

Hong Kong Highpower began trading on the AMEX on June 19, 2008. The Company's public offering consisted of 603,750 shares of common stock at a price of $3.25 per share, including exercise of the over-allotment option.

Recent price (August 12, 2008)	$4.30
Trading range since IPO:	$3.25 – $8.35
Shares outstanding	13.6M
Market capitalization	$58.3M
FY07 revenue	$73.3M
FY07 net income[2]	$1.7M
Forward P/E (for 2008)[3]	11.7x
Fiscal year end	December 31

MARKET OPPORTUNITY:
Evolving Electronic Technology Is Driving Increasing Global Demand

In 2006 the global rechargeable battery market reached $7.0 billion and is expected to grow rapidly as advancements in electronic technology expand the number of battery-powered devices that feature more sophisticated functions, more compact sizes and lighter weight batteries. Rechargeable batteries generally can be used in many non-rechargeable battery applications, as well as high energy drain applications such as electric toys, power tools, portable computers and other electronics, medical devices and consumer products.

First Half of 2008 Revenue by Geography


Asia 7%
Europe 42%
China and Hong Kong 36%
Americas 17%

The initial technology for rechargeable batteries was nickel cadmium (Ni-Cad). Ni-Cad batteries are offered in a variety of sizes and shapes but suffer from low energy density and low cycle life. In addition, disposal of Ni-Cad batteries poses environmental issues due to the high toxicity level of cadmium. To meet the demand for higher performing rechargeable batteries, Ni-MH and Li-ion batteries were developed. Electrically, Ni-MH batteries are similar to their Ni-Cad counterparts but utilize a hydrogen-absorbing alloy instead of cadmium. High capacity Ni-MH and Li-ion batteries can replace Ni-Cad batteries in many devices because they operate on the same voltage, possess similar power and fast charge capabilities, and can optimize equipment performance.

The first rechargeable Li-ion batteries were commercialized in 1991. Manufacturers are constantly working to improve Li-ion technology with new and enhanced chemical combinations and market demand for Li-ion batteries is currently outpacing worldwide supply. The Li-ion share of the global rechargeable battery business is expected to nearly double to $6.0 billion by 2012.

PRODUCT ADVANTAGES:
Capturing Global Market Share

Hong Kong Highpower technology estimates that it has captured approximately 10% of the global market share in Ni-MH rechargeable batteries and is targeting 30% of the global rechargeable battery market share by 2012. The Company's expertise in Ni-MH battery technology and large-scale manufacturing enables improve the quality of its products and reduce manufacturing costs while keeping pace with evolving industry standards. Hong Kong Highpower Technology's Ni-MH rechargeable batteries have been developed to respond to a number of specific market requirements such as recyclability, high power, high energy density, long life, low cost and other important characteristics for consumer and OEM applications.

Ni-MH Market Share Expansion


units, in millions
market share
1200
1000
800
600
400
200
0
18%
15%
12%
9%
6%
3%
0%
2005
2006
2007
2008E
HPJ Volume
Worldwide Volume*
HPJ Market Share

** Source: AVICENNE Compilation research report, June 2007*

Ni-MH Rechargeable Batteries

Hong Kong Highpower Technology is a leader in Ni-MH battery technology and large-scale manufacturing. The Company produces an extensive line of Ni-MH batteries in two main categories: Consumer and Industrial. The Company produces A, AA and AAA sized batteries in blister packing as well as chargers and battery packs. Industrial batteries are designed for electric bikes, power tools, and electric toys.

Advantages



- **High capacity** – up to 40% greater energy density vs. Ni-Cad batteries
- **Long life cycle** – up to 1,000 charge/discharge cycles
- **No memory effect** – quicker and more convenient recharging
- **Performs at extreme temperatures** – capable of operation on discharge from -20° C– 50° C and charge from 0° C to 45° C
- **Environmentally friendly** – profitable for recycling
- **Cost efficient** – less expensive
- **High safety** – zero toxicity

Li-ion Rechargeable Batteries

To complement its Ni-MH product line and offer the complete power solution, Hong Kong Highpower Technology is currently in the production stage of manufacturing a line of rechargeable batteries by producing Li-ion samples for potential customers.

Advantages



- **High capacity** – up to 100% greater energy density vs. Ni-Cad batteries
- **Low self-discharge** – up to less than half that of nickel-based batteries
- **Low maintenance** –no memory effect and low-self discharge; provides very high current to applications such as power tools
- **Flexible form factor** – prismatic Li-ion enables lightweight and small volume power solutions

ENABLING GREEN POWER TECHNOLOGIES

Hong Kong Highpower Technology's rechargeable batteries promote renewable energy and green enterprise development with applications in many non-rechargeable battery products, as well as those that require high energy drain. Among these are applications that reduce dependence on oil and gas including electric vehicles and personal electronic devices.

Hong Kong Highpower Technology has invested significant capital in the construction of its facilities and manufacturing to ensure tightly controlled measures that assist in environmental efficiencies, such as energy saving equipment for efficient use of water, gas and raw materials, as well as noise pollution control.

Trends suggest that rechargeable batteries will ultimately replace single use batteries which could significantly expand the rechargeable battery market and further reduce the impact on the environment incurred from non-renewable energy sources.



LEADING OEM CUSTOMERS

The Company sells its products to OEMs and a well-established network of distributors and resellers allowing for worldwide market penetration. Relationships with many of the Company's distributors extend from its inception in 2001. Hong Kong Highpower Technology's customers include leading OEMs such as Energizer Battery Company and Uniross Batteries.

EXPANSION STRATEGY

Hong Kong Highpower technology plans to expand its leadership position in the development and manufacture of rechargeable battery products through the implementation of the following strategies:

Expand production capacity: To expand its market share, Hong Kong Highpower Technology has commenced construction of new manufacturing facilities in Huizhou Industrial Park. The Company expects the acquisition will more than double its daily production capacity from 600,000 units in 2007 to 1.3 million by 2010. The increased manufacturing capacity will provide Hong Kong Highpower Technology with the economies of scale to lower unit product costs and improve margins.

Aggressively pursue distribution channels: To broaden its distribution and increase sales in targeted markets, the Company intends to select additional distributors based on access to markets and retail outlets that are candidates for Hong Kong Highpower Technology's products. In addition, the Company plans to expand its international sales presence and diversify its revenue sources by entering emerging new markets. In the first half of 2008, the Company increased its year-over-year sales in Europe by 68% to $15.3 million.

Expand existing and new product offerings: Hong Kong Highpower Technology offers more than 10 product lines, each of which includes batteries of varying sizes, capacities and voltages. In order to stay technologically competitive the Company plans to expand its existing lines of Ni-MH batteries and devote additional resources for use in other applications, such as hybrid-electric cars. Additional resources will also be devoted to develop of a line of rechargeable Li-ion batteries for higher-end, high-performance applications. In 2008, the Company expects research and development expenses to be approximately 2% of revenue, with a gradual rise to 5% in the coming years.

Enhance marketing efforts to increase brand awareness: The Company plans to utilize its broad sales network of approximately 50 salespersons in China and Hong Kong to promote brand development and marketing concepts to enhance product marketability.

MANAGEMENT EXPERIENCE

Hong Kong Highpower Technology's management is well-rounded with decades of experience in all key aspects of the Company's operations including product design, manufacturing, and sales and marketing. Management and directors own approximately 61% of the Company.

Name, Title — *Years in Industry*

Dang Yu "George" Pan, Chairman and CEO — >12
Past Experience: Shenzhen Highpower, Guangzhou HaoPeng Technology Co., HuangPu Aluminum Factory, Guangzhou Aluminum Products Factory

Yu Zhi "Sam" Qiu, CFO — >15
Past Experience: Shenzhen Highpower, Shenzhen FeiShang Industrial Development Co., Shenzhen Shuangling Steel & Iron Co., Neo-Concept Fashion

Wen Liang Li, VP, CTO and Director — >20
Past Experience: Shenzhen Highpower, Zhuhai Taiyi Battery Co., Ltd.

Wen Wei Ma, VP of Manufacturing — >16
Past Experience: Shenzhen Highpower

Wen Jia Xiao, VP of Quality Control — >7
Past Experience: Shenzhen Highpower


Ni-MH
2700

FINANCIAL SUMMARY

For 2008, Hong Kong Highpower Technology is targeting net sales growth of more than 20% over 2007 to $90.0 million, gross margin of approximately 16%, net income of $3.8 million and EBITDA approaching $6 million.

In 2007 the market cost of nickel rose substantially, impacting the Company's net income, EBITDA* and gross margin. After March 2007, the Company adjusted the sales price of its batteries to absorb the increased price of nickel, and the Company began to return to more normalized growth rates.

For 2008, Hong Kong Highpower is targeting net sales of approximately $90 million, or growth of more than 20% over 2007.

The Company enjoys a healthy capital structure. As of June 30, 2008, Hong Kong Highpower Technology had cash and cash equivalents and restricted cash totaling $9.9 million, total assets of $59.5 million, working capital of $6.0 million and stockholders' equity of $15.8 million. The Company also had $28.6 million in bank credit facilities at June 30, 2008, of which $11.8 million was available as unused credit.

Hong Kong Highpower Technology defines EBITDA as net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization. The Company uses EBITDA as a supplemental measure to review and assess its operating performance and to enhance comparability between periods. The Company also believes the use of EBITDA facilitates the use by investors of operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in such items as the book amortization of intangible assets (affecting relative amortization expense), the age and book value of facilities and equipment (affecting relative depreciation expense), and capital structure (affecting relative interest expense). Hong Kong Highpower Technology also presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as an alternate measure of financial performance. The Company reconciles EBITDA to net income (loss), the most comparable financial measure under U.S. GAAP.

	Three Months Ended June 30		Years Ended December 31		
	2008	2007	2007	2006	2005
Net income (loss)	$684,247	$1,174,090	$1,663,690	$3,032,327	$2,311,031
Interest expense	194,017	111,165	696,132	253,617	54,971
Income taxes	64,298	96,049	145,458	240,487	187,634
Depreciation	88,285	78,240	560,073	343,841	182,307
Amortization	12,500	12,500	50,000	-	-
EBITDA	$1,043,347	$1,472,044	$3,115,353	$3,870,272	$2,735,943

The Company believes that EBITDA permits a comparative assessment of its operating performance, relative to Company performance based on its U.S. GAAP results, while isolating the effects of interest, taxes, depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance. The Company provides information relating to its EBITDA so that securities analysts, investors and other interested parties have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its EBITDA are a valuable indicator of its operating performance and of its ability to produce operating cash flows to fund working capital needs, to service debt obligations and to fund capital expenditures.

The term EBITDA is not defined under U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. The Company's EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated statement of operations data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to, the following:

EBITDA (1) does not reflect the Company's cash expenditures or future requirements for capital expenditures or contractual commitments; (2) does not reflect changes in, or cash requirements for, the Company's working capital needs; (3) does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on its debt; (4) does not reflect income taxes or the cash requirements for any tax payments; and (5) does not reflect all of the costs associated with operating Hong Kong Highpower Technology's business; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and other companies may calculate EBITDA differently than Hong Kong Highpower Technology does, limiting its usefulness as a comparative measure.

Hong Kong Highpower Technology compensates for these limitations by relying primarily on its U.S. GAAP results and using EBITDA only supplementarily.

2008 Second Quarter Financial Highlights

- Net sales totaled $19.0 million
- Gross profit was $3.4 million
- Net income was $0.05 per diluted share

Net Sales Growth


in millions
$100
$80
$60
$40
$20
$-
20.0%
16.0%
12.0%
8.0%
4.0%
0.0%
*Substantial increase in nickel commodity price in 2007
2003
2004
2005
2006
2007
2008E
Net Sales
Gross Margin

Net Income and EBITDA*


in millions
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
*Substantial increase in nickel commodity price in 2007
2003
2004
2005
2006
2007**
Net Income
EBITDA

* EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization.

** Pro-forma net income adds back a one-time charge related to the reverse merger in 2007.

Contact

Financial Profiles, Inc.

Brandi Floberg / Casey Molda

+1 (310) 277-4711

hpj@finprofiles.com